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                       SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)       September 15, 1998
                                                 -------------------------------



                               YELLOW CORPORATION
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             (Exact name of registrant as specified in its charter)




          Delaware                    0-12255               48-0948788
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(State or other jurisdiction        (Commission            (IRS Employer
     of incorporation)              File Number)         Identification No.)




   10990 Roe Avenue, P. O. Box 7563,  Overland Park, Kansas        66207
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         (Address of principal executive offices)                (Zip Code)




Registrant's telephone number, including area code       (913) 696-6100
                                                   -----------------------------


                                  No Changes.
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         (Former name or former address, if changed since last report.)




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Item 5.  Other Events

Effective October 1, 1998, Yellow Freight System, Inc., the company's largest subsidiary, plans to increase rates on the approximate one half of its revenue base not priced under term contracts.

Unlike the past practice of increasing rates predominately across the board by a set amount, these October 1, 1998 rate adjustments will vary by customer, based on shipping and transaction specifics. The rate adjustments are expected to average approximately 5.5% on the affected traffic.

Statements contained in this release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including but not limited to inflation, labor relations, inclement weather, competitor pricing activity, expense volatility and a downturn in general economic activity.



                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               YELLOW CORPORATION
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                                                  (Registrant)


Date:    September 15, 1998            /s/  H. A. Trucksess, III
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                                            H. A. Trucksess, III
                                     Senior Vice President - Finance/
                                     Chief Financial Officer and Treasurer